GOLDSTEIN AND MORRIS
                       Certified Public Accountants, P.C.
                               36 West 44th Street
                               New York, NY 10036



                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANT


1st Miracle Group, Inc.
8730 Sunset Blvd, Penthouse Ease
West Hollywood, CA 90069
Attn: Mr. Anthony J. Cataldo

                                       RE:  1ST MIRACLE ENTERTAINMENT, INC.

Dear Mr. Cataldo:

           Please be advised that we are not able to complete our audit of your financial statements to permit you to complete and file your Form 10-KSB for the fiscal year ended April 30, 2001 inasmuch as we are not yet in receipt of certain third party confirmations and audit responses. However, we anticipate that such information will be received shortly which will permit us to complete our audit by the second week of August 2001.

           We understand that you will include this statement in the Notification of Late Filing under Rule 12b-25 which you are filing with the Securities and Exchange Commission and we hereby consent to such inclusion.

                                Very truly yours,
                                GOLDSTEIN AND MORRIS, CPA'S P.C.



                                 By:  /S/ ALAN GOLDBERGER
                                    -----------------------------------------
                                 Alan Goldberger

New York, New York
July 27, 2001